Exhibit 10.5

STOCKHOLDERS AGREEMENT

AGREEMENT, dated as of [•], 2021 (“Agreement”) among the parties listed on the signature pages hereto (each, together with his, her or its Permitted Transferees as defined in the Amended and Restated Certificate of Incorporation of Pubco, a “Holder,” and together, the “Holders”) and Weber Inc. (“Pubco”).

WHEREAS, Pubco intends to consummate an initial public offering (the “IPO”) of its Class A Common Stock, par value $0.001 per share (“Class A Common Stock”);

WHEREAS, in connection with the IPO, Pubco will become the managing member of Weber HoldCo LLC (the “Company”) and, pursuant to a reorganization agreement, immediately prior to the IPO, the Holders and the other holders of equity in the Company will receive new units (the “LLC Units”) in the Company, with the exception of Pubco and its wholly-owned subsidiaries, and an equivalent number of shares of Class B Common Stock, par value $0.00001 per share, of Pubco (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”); and

WHEREAS, the Holders desire to effect an agreement that during any period following the completion of the IPO where the Holders meet the Substantial Ownership Requirement (as defined below), approval by the Holders will be required for certain corporate actions by Pubco and the Holders will have certain information rights with respect to Pubco and certain designation rights with respect to nominees to the Board of Directors (as defined below).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

STOCKHOLDER RIGHTS AND RESTRICTIONS

Section 1.01. Approval for Certain Corporate Actions. Until the Substantial Ownership Requirement is no longer met, Pubco shall not permit the occurrence of the following matters relating to Pubco or the Company without first receiving the approval of the Holders holding a majority of the shares of Class B Common Stock held by the Holders as evidenced by a written resolution or consent in lieu thereof:

(a) any transaction or series of related transactions resulting in the merger (or amalgamation), consolidation or sale of all, or substantially all, of the assets of the Company and its subsidiaries or any dissolution, liquidation or reorganization (including filing for bankruptcy) of the Company and its subsidiaries;

(b) any change to the strategic direction or scope of the principal business of Pubco or the Company and its subsidiaries; or

(c) any agreement or commitment with respect to any of the foregoing.

Section 1.02. Composition of the Board. (a) Until the Majority Ownership Requirement is no longer met, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for a majority of the members of the Board of Directors, including the Chair of the Board of Directors.

(b) From and after the time the Majority Ownership Requirement is no longer met:

(i) for so long as the Holders collectively beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) shares of Common Stock representing at least forty percent (40%) of the issued and outstanding shares of Common Stock, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for forty percent (40%) of the members of the Board of Directors, rounded up to the nearest whole number;

(ii) so long as the Holders collectively beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) shares of Common Stock representing at least thirty percent (30%) but less than forty percent (40%) of the issued and outstanding shares of Common Stock, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for thirty percent (30%) of the members of the Board of Directors, rounded up to the nearest whole number;

(iii) for so long as the Holders collectively beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) shares of Common Stock representing at least twenty percent (20%) but less than thirty percent (30%) of the issued and outstanding shares of Common Stock, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for twenty percent (20%) of the members of the Board of Directors, rounded up to the nearest whole number; and

(iv) for so long as the Substantial Ownership Requirement is met but the Holders collectively beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) shares of Common Stock representing less than twenty percent (20%) of the issued and outstanding shares of Common Stock, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for ten percent (10%) of the members of the Board of Directors, rounded up to the nearest whole number.

For the avoidance of doubt, the right to nominate a director for election to the Board of Directors set forth in this clause (b) shall be in addition to the rights of the Holders pursuant to clause (a) above.

(c) In the absence of any designation from the Persons or groups with the right to designate a director as specified in Sections 1.02(a) or (b) above, the director or directors previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

(d) At any time during the term of this Agreement, at least one member of Board of Directors who was designated by BDT pursuant to this Section 1.02 or otherwise (a “BDT Designee”) shall have the right to attend all meetings of any committees of the Board of Directors of which such BDT Designee is not a member in a non-voting, observer capacity; provided, however, that during any period that BDT is unable to designate a BDT Designee, BDT shall have the right to designate one individual (the “BDT Observer”) to attend all meetings of the Board of Directors, and all committees thereof, in a non-voting, observer capacity and Pubco shall provide to the BDT Observer notice of such meetings and, subject to the confidentiality provisions in Section 1.03, a copy of all materials provided to the members of the Board of Directors or any committees thereof, as applicable, in their capacity as such, and shall provide the BDT Observer with the same rights to expense reimbursement that it provides to such other members; provided, further, however, that the Board of Directors or any committee thereof shall be entitled to withhold any information and exclude the BDT Observer from those portions of any meeting which in the good-faith determination of the Board of Directors or such committee thereof, as applicable, is reasonably necessary to protect the attorney-client privilege of Pubco or any of its Subsidiaries, as applicable.

Section 1.03. Information Rights. (a) Until the Substantial Ownership Requirement is no longer met, Pubco shall, and shall cause its subsidiaries to, upon written request, provide BDT, in addition to other information that might be reasonably requested by BDT from time to time, (i) access to inspect, review and/or make copies and extracts from the books and records of Pubco or its subsidiaries and to discuss the affairs, finances and condition of Pubco or any such subsidiaries with the officers of Pubco or any such subsidiaries, (ii) direct access to Pubco’s auditors and officers, (iii) the ability to link BDT’s systems into Pubco’s general ledger and other systems in order to enable BDT to retrieve data on a “real-time” basis, (iv) quarter-end reports, in a format to be prescribed by BDT, to be provided within 30 days after the end of each quarter, (v) copies of all materials provided to the Board of Directors (or committee thereof) at the same time as provided to the Board of Directors (or members of a committee thereof), (vi) access to appropriate officers and directors of Pubco and its subsidiaries at such times as may be requested by BDT for consultation with respect to matters relating to the business and affairs of Pubco and its subsidiaries, (vii) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, stock redemptions or repurchases, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to organizational documents, and to provide BDT with the right to consult with the Company and its subsidiaries with respect to such actions, (viii) flash data, in a format to be prescribed by BDT, to be provided within ten days after the end of each quarter and (ix) to the extent otherwise prepared, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of Pubco and its subsidiaries (all such information so furnished pursuant to this Section 1.03(a), the “Information”). Subject to Section 1.03(b), BDT shall maintain the confidentiality of such Information, and Pubco shall not be required to disclose any of its privileged Information so long as it has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information BDT without the loss of any such privilege.

(b) Individuals associated with BDT may from time to time serve on the Board of Directors. Pubco, on its behalf and on behalf of its subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning Pubco and its subsidiaries and (ii) may (subject to the obligation to maintain the confidentiality in accordance with Section 1.03(a)) share such information with other individuals associated with BDT. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as members of the Board of Directors and enabling BDT, as equityholder, to better evaluate Pubco’s performance and prospects. Pubco, on behalf of itself and its subsidiaries, hereby irrevocably consents to such sharing.

Section 1.04. For so long as BDT owns a majority of the shares of Class B Common Stock held by the Holders, BDT may exercise the approval and designation rights available to Holders pursuant to Section 1.01 and Section 1.02, as applicable, without the requirement of a vote of, or any other action by, any of the other Holders.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Section 2.01. Corporation Authorization. Each Holder that is not a natural person represents and warrants to each of the other Holders and Pubco that such Holder is validly organized and existing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby, and that this Agreement constitutes the valid and binding agreement of such Holder.

Section 2.02. Non-Contravention. Each Holder represents and warrants to each of the other Holders and Pubco that the execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if such Holder is not a natural person, contravene or conflict with, or constitute a violation of, any articles or certificate of incorporation or formation, bylaws, operating agreement, or comparable organizational documents of such Holder; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement, or order binding on such Holder; or (iii) result in the imposition of any Lien (as defined below) on any asset of such Holder.

Section 2.03. Ownership of Shares of Common Stock. Each Holder represents and warrants to each of the other Holders and Pubco that such Holder is the record and beneficial owner of all of the shares of Common Stock owned by them on the date hereof, and that the shares of Common Stock owned by them on the date hereof are owned free of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever (collectively, “Liens”) and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the shares of Common Stock), other than transfer restrictions under applicable securities laws or Pubco’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws. None of the shares of Common Stock is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Common Stock.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to each Holder that:

Section 3.01. Corporation Authorization. Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate and other action by Pubco and constitutes a legal, valid and binding obligation and agreement of Pubco.

Section 3.02. Non-Contravention. The execution, delivery and performance by Pubco of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, or any other organizational documents of Pubco; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement or order binding on Pubco; or (iii) result in the imposition of any Lien on any asset of Pubco.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person (as defined below) include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 4.02. Additional Definitions.

(a) “BDT” means BDT Capital Partners, LLC together with its Permitted Transferees.

(b) “Board of Directors” means the Board of Directors of Pubco.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Majority Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Holders collectively, of shares of Common Stock representing at least a majority of the issued and outstanding shares of Common Stock.

(e) “Organization” means any corporation, partnership, joint venture or enterprise, limited liability company, unincorporated association, trust, estate, governmental entity or other entity or organization, and shall include the successor (by merger or otherwise) of any entity or organization.

(f) “Person” means any natural person or Organization.

(g) “Substantial Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Holders collectively, of shares of Common Stock representing at least ten percent (10%) of the issued and outstanding shares of Common Stock.

Section 4.03. Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of another party to this Agreement, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.

Section 4.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.05. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, other than a transfer by a Holder to a Permitted Transferee of such Holder.

Section 4.06. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 4.07. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 4.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.09. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.10. Counterparts. This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 4.11. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understanding, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 4.12. Amendments; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 4.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. Accordingly, it also is agreed that each of Pubco and the Holders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Section 4.14. IPO Closing; Termination. This Agreement will automatically terminate and be of no force and effect if the closing of the IPO does not occur within twelve months from the date of this Agreement. This agreement will automatically terminate and be of no force and effect when the Substantial Ownership Requirement is no longer met.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WEBER INC.

By:
Name:
Title:

WEBER HOLDCO LLC

By:
Name:
Title:

BDT WSP HOLDINGS, LLC

By:
Name:
Title:

WSP INVESTMENT, LLC

By:
Name:
Title:

WEBER-STEPHEN MANAGEMENT POOL LLC

By:
Name:
Title:

By:	[•]
Name: [•]
Title: [•]

[Signature Page to the Stockholders Agreement]